Exhibit 3(b).1

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Pennsylvania Department of State
-FILED-
Amendment #: 0013916890
Date Filed: 7/31/2024

☐ **Return document by mail to:**

Name

Address

City State Zip Code

☑ **Return document by email to:** aaleyden@pplweb.com

Change of R[illegible]
DSCB:15-150[illegible]
(rev.[illegible]

15076

30654-4281 07/31/2024 4:39 PM Received by Pennsylvania Department of State

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $5 The type of domestic association (check only one):

☑ Business Corporation ☐ Limited Liability Company ☐ Limited Liability Limited Partnership
☐ Nonprofit Corporation ☐ Limited Partnership

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. § 1507/5507/8625/8825 (relating to change of registered office), the undersigned domestic corporation, limited liability company, limited partnership or limited liability limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name of the association is: PPL Electric Utilities Corporation

2. The current registered office address as on file with the Department of State. *Complete part (a)* ***OR*** *(b) – not both:*

(a)

Number and street	City	State	Zip	County
2 N. 9th St.	Allentown	PA	18101	Lehigh

(b) c/o: ______________________________
Name of Commercial Registered Office Provider County

3. New address. *Complete part (a)* ***OR*** *(b) – not both:*

(a) The address in this Commonwealth to which the registered office of the corporation, limited partnership, limited liability limited partnership or limited liability company is to be changed is:

Number and street	City	State	Zip	County
827 Hausman Road	Allentown	PA	18104	Lehigh

(b) The registered office of the corporation, limited partnership, limited liability partnership, limited liability limited partnership or limited liability company shall be provided by:

c/o: ______________________________
Name of Commercial Registered Office Provider County

4. *For corporations only:* Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Statement or Certificate of Change of Registered Office to be signed by a duly authorized officer, general partner, member or manager thereof this 31st day of July, 20 24.

PPL Electric Utilities Corporation
Name of Corporation/Limited Partnership/ Limited Liability Limited Partnership/Limited Liability Company

[signature]
Signature

Assistant Corporate Secretary
Title

PA DEPT OF STATE

JUL 31 2024